Exhibit 99.1

ANNOUNCEMENT OF TERMINATION OF PROPOSED ABBVIE AND SHIRE TRANSACTION

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

For immediate release	October 20, 2014

AbbVie Inc. (“AbbVie”) and Shire plc (“Shire”) have agreed to terminate their proposed merger following the decision by AbbVie’s Board to withdraw support for the proposed transaction. The Company’s decision was based upon its assessment of the September

22, 2014 notice issued by the U.S. Department of Treasury, which re-interpreted longstanding tax principles in a uniquely selective manner designed specifically to destroy the financial benefits of these types of transactions. The notice introduced an unacceptable level of risk and uncertainty given the magnitude of the proposed changes and the stated intention of the Department of Treasury to continue to revise tax principles to further impact such transactions.

The Company conducted a thorough review of the September 22, 2014 notice to explore available options to preserve the transaction. This review included the advice of external tax, legal, and financial advisors in both the U.S. and the U.K. The executive management team ultimately concluded that the transaction was no longer in the best interests of stockholders at the agreed upon valuation, and the Board fully supported that conclusion.

Commenting on the transaction termination, AbbVie’s Chairman and Chief Executive Officer, Richard A. Gonzalez said:

“AbbVie has built a strong, sustainable strategy with a robust pipeline. Over the past 22 months we have delivered industry leading stockholder returns, our performance and business fundamentals remain strong, and we are on the cusp of a major new product launch with our treatment for HCV. We remain focused on building AbbVie’s business through enhanced internal R&D platforms, partnerships, strong commercial execution and licensing and acquisitions.”

“The unprecedented unilateral action by the U.S. Department of Treasury may have destroyed the value in this transaction, but it does not resolve a critical issue facing American businesses today. The U.S. tax code is outdated and is putting global U.S.- based companies at a disadvantage to foreign competitors in an area of critical importance, specifically investing in the United States. Comprehensive tax reform is essential to create competitiveness and to stimulate investment in the economy.”

Because AbbVie’s Board of Directors has withdrawn its recommendation to proceed with the transaction, AbbVie believes it is unlikely that AbbVie stockholders would support the combination, which is a condition to closing the transaction. Shire and AbbVie have agreed to the termination of the Co-operation Agreement and not to proceed with the proposed scheme of arrangement. In addition, AbbVie has confirmed that it does not wish to switch to a contractual takeover offer. As a result, the U.K. Takeover Panel has confirmed that upon Shire announcing:

1.  its withdrawal of its recommendation;

2.  that it will not proceed with the scheme of arrangement; and

3.  it has agreed to the release of AbbVie from its obligation to proceed with the offer,  the offer period will end with effect from the publication of Shire’s announcement, and the transaction will lapse.

As a result, AbbVie will not be convening an AbbVie stockholder meeting to consider the transaction. Under the U.K. Takeover Code, except with consent of the U.K. Takeover Panel, AbbVie must not, among other things, announce a further offer for Shire within 12 months from the date of this announcement.  AbbVie has agreed to pay Shire the break fee of approximately USD$1.635 billion. Shire’s right to receive the break fee will be Shire’s sole and exclusive remedy for all losses and damages in connection with the transaction.

AbbVie will host an investor call on Monday, October 20, 2014 at 4:45 pm CDT.

Dial-in Time:	4:30 p.m. Central time
Call Start Time:	4:45 p.m. Central time
Dial-in Numbers:	U.S. Toll Free: 1-877-934-8565
U.K. Toll Free: 0800-376-8334
International: 1-210-795-9161
Passcode:	2139368

There will not be a question and answer portion of the investor call. Inquiries:

AbbVie investor contacts

Larry Peepo (Tel: +1 847 935 6722)

Liz Shea (Tel: +1 847 935 6722)

AbbVie media contacts

Jennifer Smoter (Tel: +1 847 935 8865)

Adelle Infante (Tel: +1 847 938 8745)

J.P. Morgan (Financial Adviser)

Jeffrey Hoffman / Henry Gosebruch / Ben Wallace (New York, Tel: +1 212 270 6000)

Laurence Hollingworth / Dwayne Lysaght / James Robinson (London, Tel: +44 207 742 4000)

Richard Jacques

Brunswick Group, U.K.

+44 207 404 5959

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in January 2013 following separation from Abbott Laboratories. The company’s mission is to use its expertise, dedicated people and approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie employs approximately 25,000 people worldwide and markets medicines in more than 170 countries. AbbVie is traded on the New York Stock Exchange under “ABBV”. Additional information is available on the company’s website at www.AbbVie.com.

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised and regulated by the Financial Conduct Authority in the United Kingdom) (collectively, “J.P. Morgan”), is acting exclusively for AbbVie and no one else in connection with the transaction and will not be responsible to anyone other than AbbVie for providing the protections afforded to clients of J.P. Morgan or its affiliates nor for providing advice in relation to the transaction or any other matters referred to in this announcement.

Forward-Looking Statements

This announcement contains certain forward-looking statements with respect to a combination involving AbbVie and Shire. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, significant transaction costs and/or unknown liabilities, general economic and business conditions, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of AbbVie’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this release could cause AbbVie’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this release. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2013 Annual Report on Form 10-K and in Item 1A, “Risk Factors” of Part II of AbbVie’s second quarter 2014 Quarterly Report on Form 10-Q, which have been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this release. AbbVie does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.